UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Recon Capital Series Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Landmark Square, 8th Floor, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-183155.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required In Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the Recon Capital USA Managed Risk ETF, a series of Recon Capital Series Trust (the "Trust") to be registered hereunder is set forth in Post-Effective Amendment No. 24 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732) as filed with the Securities and Exchange Commission on September 16, 2016, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Recon Capital USA Managed Risk ETF	30-0944378

Item 2.	Exhibits.

  Registrant’s Certificate of Trust, incorporated by reference to Exhibit (a)(1)(A) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), filed on August 8, 2012.
  Registrant’s Agreement and Declaration of Trust, incorporated by reference to Exhibit (a)(1)(B) to Pre-Effective Amendment No. 2 of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), filed on September 4, 2013.
  Registrant’s Bylaws, incorporated by reference to Exhibit (b)(a) to Exhibit (b)(1) to Pre-Effective Amendment No. 2 of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), filed on September 4, 2013.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 19, 2016

RECON CAPITAL SERIES TRUST
By: /s/ Garrett K. Paolella
Name:	Garrett K. Paolella
Chief Executive Officer